EXHIBIT 10.13

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Common Stock Warrants dated May 25, 2006 are substantially identical in all material respects except as to the warrantholder and the number of shares for which warrant can be exercised.

Holder	Shares for which Warrant is Exercisable
Connecticut Capital Associates, L.P.	14,368
Woodrow Partners, Ltd.	43,103
Manu Daftary	28,736
Dolphin Offshore Partners, L.P.	8,621
Kuekenhof Equity Fund, L.P.	28,736
Tom Juda and Nancy Juda Living Trust	28,736
Sanders Opportunity Fund, L.P.	2,745
Sanders Opportunity Fund (Institutional), L.P.	8,749

The text of the Common Stock Warrants is incorporated by reference from Exhibit 10.1 to Nestor’s Current Report on Form 8-K filed May 26, 2006 (at Exhibit C to Exhibit J thereto)